Profitable & Growing

Xinyin

Income Statement ($ in thousands)	Q3 FY2009 (ends on 3/31/09)	Q3 FY2008 (ends on 3/31/08)	1st 9 Months of FY2009	1st 9 Months of FY2008	FY2008	FY2007
Revenues	9,929	9,249	29,593	24,168	33,459	20,369
Revenue Growth (YOY)	*7.4%*	-	*22.4%*	-	*64.3%*	-
Cost of revenues	5,069	5,124	14,697	13,985	18,802	12,276
Gross profit	4,860	4,126	14,896	10,183	14,657	8,093
Gross profit margin	*48.9%*	*44.6%*	*50.3%*	*42.1%*	*43.8%*	*39.7%*
SG&A, and R&D expenses	2,568	2,270	7,963	4,532	7,088	1,880
Operating profit	2,292	1,856	6,933	5,651	7,568	6,213
Operating profit margin	*23.1%*	*20.1%*	*23.4%*	*23.4%*	*22.6%*	*30.5%*
Provision for income taxes	381	337	1,148	894	1,229	837
Net income	1,896	1,274	5,744	4,446	5,971	3,948
Net Income Growth (YOY)	*48.8%*	-	*29.2%*	-	*51.2%*	-